press release

May 5, 2011

1Q 2011 Activity Indicators

- **Total Revenues were stable at Euro 28bn, down 2% on a comparable basis**
- **Life & Savings New Business Value up 19% driven by a significant improvement in business mix**
- **Property & Casualty revenues up 2% driven by continued focus on underwriting discipline**
- **Asset management revenues up 1%**

"The first quarter reflected our continued focus on improving the profitability of our operations, consistently with our priorities set out early 2010", commented **Denis Duverne, Deputy CEO of AXA.**

"In Life & Savings, our ongoing initiatives to drive new business sales towards selected profitable segments that address clients' coverage needs continued to bear fruit, notably with a 16% growth in Protection & Health sales and an 11% growth in Unit-Linked sales in Continental Europe. This, combined with a greater contribution from high growth markets and a seasonally favourable country mix effect, drove a substantial increase in new business margin to 26%.

Property & Casualty revenues increased 2% benefiting from rate increases in most countries alongside higher volumes in personal lines and selective underwriting, particularly in commercial lines.

In Asset management, revenues increased by 1%. Outflows continued in the first quarter but at a more moderate level than that of end of last year, as investment performance improved."

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Contents:

redefining / standards

Revenues : Key figures

Euro million, except when otherwise noted	1Q10	1Q11	Change on a reported basis	Change: Comp.[(a)] basis	Change: Scope & Other	Change: FX impact[(b)]
Life & Savings revenues	**16,540**	**15,918**	**-3.8%**	**-4.9%**	*-3.4%*	*+4.5%*
Net inflows (Euro billion)	4.0	3.5				
APE[1] (Group share)	*1,522[(c)]*	*1,556*	**+2.3%**	**-2.7%**	*+1.0%*	*+3.9%*
NBV[2] (Group share)	*311[(c)(d)]*	**401**	**+29.2%**	**+18.8%**	*+1.5%*	*+8.9%*
NBV to APE margin (Group share)	*20.4%[(c)(d)]*	**25.8%**	**+5.4 pts**	**+4.5 pts**		
Property & Casualty revenues	**9,243**	**9,838**	**+6.4%**	**+2.3%**	*+0.5%*	*+3.6%*
International Insurance revenues	**1,212**	**1,209**	**-0.2%**	**-0.5%**	*-0.3%*	*+0.7%*
Asset Management revenues	**809**	**827**	**+2.2%**	**+0.9%**	*+0.0%*	*+1.3%*
Net inflows (Euro billion)	-11.9	-12.7				
Total revenues	**27,910**	**27,923**	**+0.0%**	**-2.0%**	*-2.0%*	*+4.0%*

(a) Change on a comparable basis was calculated at constant FX and scope
(b) Mainly due to the depreciation of the Euro against major currencies
(c) Restated of the partial sale of the UK Life & Savings business, i.e. excluding volumes and margins related to the sold portion of the business
(d) 1Q10 restated based on FY10 profitability factors

Numbers herein have not been audited. APE and NBV are both in line with the Group's EEV disclosure. They are non-GAAP measures, which Management uses as key indicators of performance in assessing AXA's Life & Savings business and believes to provide useful and important information to shareholders and investors.

All comments are on a comparable basis (constant Forex, scope and methodology)

- **Total Revenues** were down 2% to Euro 27,923 million.
- **Life & Savings** revenues were down 5% to Euro 15,918 million.

  Net inflows were positive at Euro 3.5 billion, vs. Euro 4.0 billion in 1Q10, mainly due to increased net inflows in General Account ("G/A") Protection & Health business, more than offset by net ouflows in the G/A Savings business.

  New Business Volume (APE[1]) was down 3% to Euro 1,556 million mainly driven by a strong performance in G/A Protection & Health business up 16% and an 11% increase in Unit-Linked sales in Continental Europe[3], more than offset by a 27% decrease in G/A Savings business.

  New Business Value (NBV[2]) was up 19% to Euro 401 million, mainly driven by an improved business mix towards G/A Protection & Health and Unit-Linked businesses.

  As a result, and combined with a seasonally favourable country mix effect, new business margin was up 5 pts to 26%, with high margin levels in both G/A Protection & Health business at 46% and Unit-Linked business at 24%.
- **Property & Casualty** revenues were up 2% to Euro 9,838 million. Personal lines revenues grew 4% largely driven by a ca. 3.7% average price increase. Commercial lines revenues remained stable as the ca. 2.0% average price increase was offset by lower volumes with continuing focus on selective underwriting.

  Overall, prices increased by 3.0% on average.
- **Asset Management** revenues were up 1% to Euro 827 million, with higher reported average assets under management, which increased from Euro 846 billion during 1Q10 to Euro 861 billion during 1Q11. Net outflows amounted to Euro 13 billion, mainly coming from the institutional clients of AllianceBernstein.
- **Exposure to selected European government bonds on March 31, 2011:** AXA's exposure net of policyholders' participation and tax was estimated at Euro 6.0 billion for Italy, Euro 4.2 billion for Spain, Euro 0.5 billion for Portugal, Euro 0.3 billion for Greece and Euro 0.3 billion for Ireland.

Life & Savings

Change in scope

Following the partial sale of our Life & Savings business in the UK in 2010, 1Q10 APE and NBV published figures were restated to exclude volumes and margins related to the sold portion of the business, as follows:

Life & Savings: change in scope			
Euro million	1Q10 published	1Q10 restated	1Q11
APE (Group share)	1,631	1,522	1,556
of which the UK	*270*	*161*	*138*
NBV (Group share)[(a)]	317	311	401
of which the UK	*29*	*8*	*10*
NBV margin[(a)]	19.4%	20.4%	25.8%

(a) 1Q10 restated based on FY10 profitability factors

The AXA APH transaction was completed on April 1, 2011 and will be reflected in activity indicators figures starting 1H11.

Significant change in business mix towards G/A Protection & Health and Unit-Linked businesses...

New Business Volume (APE[1]) and margin by business

Life & Savings: analysis by business	NBV margin	APE		
Euro million	1Q11	1Q10[(a)]	1Q11	Change on a comparable basis
G/A Protection & Health	46%	508	626	+16%
G/A Savings	-2%	400	293	-27%
Unit-Linked	24%	440	455	-2%
o/w Continental Europe[3]	*25%*	*114*	*128*	*+11%*
Mutual funds & Other	5%	174	182	-3%
Total	**26%**	**1,522**	**1,556**	**-3%**

(a) Restated of the partial sale of the UK Life & Savings business, i.e. excluding volumes and margins related to the sold portion of the business

- **G/A Protection & Health** APE was up 16% to Euro 626 million, mainly driven by Switzerland (strong sales in Group Life), Germany (favourable change in regulation facilitating access to private Health insurance) and France (success of the Family Protection product).
- **G/A Savings** APE was down 27% to Euro 293 million, mainly driven by Italy (mostly non repeat of the 2010 fiscal amnesty and stronger focus on Unit-Linked products), France (uncertainties in February and March 2011 on Life insurance tax regulation) and Belgium (as a result of a more conservative offer in a low profitability environment).
- **Unit-Linked** APE was down 2% to Euro 455 million, mainly due to the non-repeat of a large corporate pension scheme of Euro 41 million in 1Q10 in the UK, partly offset by an 11% increase in Continental Europe[3] (mainly France up 25% driven by the launch of "Bonus Euro+" product and Italy, mainly through the AXA MPS Joint-Venture up 58%), CEE up 19% (strategic focus on Unit-Linked business following the new regulations on Pension funds in Hungary and Poland) and the US up 5% (mainly increase in "Retirement Cornerstone" sales partly offset by lower "Accumulator" sales).
- **Mutual funds & Other** APE was down 3% to Euro 182 million as the strong performance of the wrap platform Elevate in the UK was more than offset by lower sales in CEE and Australia / New Zealand.

As a result, **new business value (NBV[2])** was up 19% to Euro 401 million, mainly driven by an improved business mix towards G/A Protection & Health and Unit-Linked businesses, as well as a seasonally favourable country mix effect.

In high growth markets, NBV was up 29% to Euro 73 million (18% of total NBV) mainly as a result of volume increases and favourable country mix effect. In mature markets, NBV was up 17% to Euro 328 million.

NBV margin was up 5 pts to 25.8%, with NBV margin at 23.7% in mature markets and at 42.2% in high growth markets.

...leading to a substantial increase in New Business Margin



20.4%
+2.3 pts
+2.5 pts
+0.6 pt
25.8%
NBV margin 1Q10
Country mix
Business mix
FX & other
NBV margin 1Q11

Actuarial and financial assumptions are not updated on a quarterly basis, except for interest rates which are hedged at point of sale for Variable Annuity products.

New Business Volume (APE[1]) and margin by country

- **New Business Volume (APE[1])** was down 3% to Euro 1,556 million, as strong sales in Switzerland (+40%), Germany (+19%), the US (+5%), Hong Kong (+36%) and SEA, China & India (+17%) were more than offset by decreases in Italy (-44%), the UK (-17%), Australia/New Zealand (-36%) and Belgium (-28%).

Annual Premium Equivalent by country/region

Euro million	1Q10	1Q11	Change on a reported basis	Change on a comparable basis
France	346	329	-5%	-4%
United States	231	245	+6%	+5%
United Kingdom	161	138	-14%	-17%
NORCEE [(a)]	382	483	+26%	+20%
of which Germany	136	161	+19%	+19%
of which Switzerland	128	204	+60%	+40%
of which Belgium	68	49	-28%	-28%
of which Central & Eastern Europe	51	69	+35%	-3%
Asia Pacific	231	250	+8%	-3%
of which Japan	91	108	+18%	-1%
of which Australia/ New Zealand	69	49	-29%	-36%
of which Hong Kong	33	45	+37%	+36%
of which South East Asia, China & India	38	48	+27%	+17%
MedLA[(b)]	171	112	-35%	-35%
of which Spain	22	23	+5%	+5%
of which Italy	121	67	-44%	-44%
of which other	28	21	-24%	-26%
Total Life & Savings APE[1]	**1,522**	**1,556**	**+2%**	**-3%**
of which mature markets	1,381	1,384	+0%	-4%
of which high growth markets[4]	141	173	+23%	+5%

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland and Central and Eastern Europe. Luxemburg's APE and NBV are not modelled.

(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Morocco and Greece.

The United States

New business APE increased by 5% to Euro 245 million, mainly driven by both Life and Variable Annuity sales. In Variable Annuity, the increase was driven by higher sales of "Retirement Cornerstone" and new "Structured Capital Strategies" products partly offset by lower "Accumulator" sales.
"Structured Capital Strategies" product was launched in proprietary channels in October 2010 and rolled out within third party channels since Q4 2010.

NBV margin was down 2 points to 11%, mainly driven by the impact of lower interest rates.

France

New business APE was down 4% to Euro 329 million, mostly driven by:
(i) in Individual lines:
- a decrease in G/A Savings sales (-13%) following the negative impact from uncertainties around the Life insurance tax reform in February and March 2011, partly offset by
- a strong increase in Unit-Linked sales (+27%) with Unit-Linked share up to 21% from 15% in 1Q10 (above market average which was 14%), as well as in Protection sales (+64%) with the success of the Family Protection product.

(ii) in Group lines, a slight decrease in both retirement and protection products.

NBV margin was up 2 points to 13% mainly driven by improved business mix, as a result of higher proportion of Protection products as well as higher share of Unit-Linked savings products.

The United Kingdom

New business APE was down 17% to Euro 138 million mainly due to lower corporate pension sales with the non repeat of a large scheme underwritten in 2010, partly offset by a 37% increase in other businesses with higher Mutual Funds sales through the Elevate wrap platform as well as the launch of a Variable Annuity product sold through AXA Global Distributors.

NBV margin was up 2 points to 7% mainly driven by the launch of the Variable Annuity product.

Northern Central & Eastern Europe

- **Germany new business APE** was up 19% to Euro 161 million mainly driven by strong sales in G/A Protection & Health supported by a favourable change in regulation in Health facilitating access to private Health insurance.

  NBV margin was up 4 points to 25% mainly driven by the repricing of a Twinstar Variable Annuity product in 3Q10, the impact of higher interest rates and a decrease in unit costs reflecting higher volumes.

- **Switzerland new business APE** was up 40% to Euro 204 million mainly driven by strong sales in Group Life.

  NBV margin was up 4 points to 47% mainly benefiting from an improved business mix reflecting the higher share of Group Life business with high NBV margin.

- **Belgium new business APE** was down 28% to Euro 49 million mostly due to a decrease in G/A Savings sales reflecting a more conservative offer in a low profitability market environment.

  NBV margin was down 4 points to 3% mainly due to increase in unit costs following decrease in sales.

- **Central & Eastern Europe new business APE** was down 3% to Euro 69 million as a result of the progressive closing of the new business in Pension Funds following the new regulations in Hungary and Poland partly compensated by the success of the strategic focus on Unit-Linked business (up 19%).

  NBV margin was up 3 pts to 25% mainly driven by improved business mix towards Unit-Linked.

Asia Pacific

- **Japan new business APE** was down 1% at Euro 108 million, as the slight decrease in Health was offset by higher sales of Variable Annuity products. As a reminder, AXA Japan closes its full year accounts at the end of September; therefore 1Q11 information corresponds to the quarter ending December 2010.

  NBV margin was up 2 points to 76% mainly driven by an improved business mix (notably due to focus on higher margin products in G/A Protection & Health).

- **Australia/New Zealand new business APE** was down 36% to Euro 49 million, mainly due to a decrease in Mutual funds sales.

  NBV margin was up 8 points to 20% reflecting improved business mix.

- **Hong Kong new business APE** was up 36% to Euro 45 million, driven by a strong performance in Unit-Linked, Protection & Health and Mutual Funds businesses.

  NBV margin was up 5 points to 71% as a result of lower unit costs due to higher volumes.

- **South East Asia, China & India new business APE** was up 17% to Euro 48 million mainly driven by strong sales of Unit-Linked products across the board, in particular in Indonesia via the bancassurance agreement with Mandiri.

  NBV margin was up 3 points to 46%, mainly driven by a favourable country mix effect.

Mediterranean and Latin America Region (MedLA)

- **New business APE** decreased by 35% to Euro 112 million, mainly driven by lower G/A Investment & Savings sales in Italy with the non repeat of 2010 fiscal amnesty, fewer large contracts in G/A Protection & Health in Mexico, partly offset by stronger Unit-Linked sales mainly in Italy, through the AXA MPS Joint-Venture (+58%).
- **NBV margin** was up 8 points to 21%, mainly driven by a significant improvement in business mix.

Property & Casualty

Change in presentation

In order to improve visibility on P&C Direct activities, Direct P&C will be reported as a separate business unit and no longer as part of countries or regions. 1Q10 figures were restated in the table below to reflect this change.

Property & Casualty revenues were up 2% to Euro 9,838 million. Personal lines revenues grew 4% largely driven by a ca. 3.7% average price increase. Commercial lines revenues remained stable as the ca. 2.0% average price increase was offset by lower volumes with continuing focus on selective underwriting.

Overall, prices increased by 3.0% on average.

Property & Casualty revenues increased strongly both in high growth markets (+5%) mainly in Turkey and in the Gulf Region, and in Direct (+10%).

Net new personal contracts in high growth markets and Direct amounted to +158k and +58k respectively, representing 55% of total net new personal contracts which amounted to +392k.

Property & Casualty : IFRS revenues by country

In Euro million	1Q10 published	1Q10 restated	1Q11	Change on a reported basis	Change on a comparable basis
NORCEE[(a)]	4,091	4,065	4,412	+9%	+2%
of which Germany	*1,584*	*1,584*	*1,659*	*+5%*	*+3%*
of which Belgium	*634*	*617*	*636*	*+3%*	*+3%*
of which Switzerland	*1,808*	*1,808*	*2,061*	*+14%*	*+0%*
MedLA[(b)]	1,745	1,681	1,712	+2%	+1%
of which Spain	*678*	*627*	*597*	*-5%*	*-5%*
of which Italy	*347*	*340*	*347*	*+2%*	*+2%*
of which other	*719*	*714*	*769*	*+8%*	*+6%*
France	1,902	1,808	1,842	+2%	+2%
United Kingdom & Ireland	982	862	916	+6%	+3%
Canada	281	281	324	+16%	+8%
Asia	243	92	114	+24%	-8%
Direct[(c)]	-	455	517	+14%	+10%
Total P&C revenues	**9,243**	**9,243**	**9,838**	**+6%**	**+2%**
of which mature markets	8,542	8,096	8,551	+6%	+2%
of which high growth markets[4]	701	692	770	+11%	+5%

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central an Eastern Europe and Luxembourg.
(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.
(c) Direct scope: AXA Global Direct (France, Belgium, Spain, Portugal, Italy, Poland, Korea and Japan), UK Direct operations.

Personal lines revenues (57% of total P&C revenues) were up 4% benefiting mainly from a ca. 3.7% average price increase.

- **Personal Motor revenues** (37% of total P&C revenues) were up 5% mainly driven by Germany (+8%), as a result of both (i) higher volumes benefiting from a slowdown in price competition and (ii) price increases with the launch of two new product ranges with higher tariffs, and MedLA (+5%) driven by Turkey (+38%) thanks to the success of motor products in a context of strong growth in car sales, partly compensated by Spain down 9%, mainly due to both lower volumes as a result of severe price competition and lower guarantees.

  Direct was up 8% mainly driven by the UK as a result of tariff increases.

  Personal Motor net new contracts amounted to +270k.

- **Personal Non-Motor revenues** (20% of total P&C revenues) increased by 3% driven by France (+4%) largely attributable to price increases, and by Germany (+2%) through volumes increase in Property with the success of the "Box Plus" bundled product. This was partially offset by a decrease in the UK (-4%) notably due to selective underwriting and lower sums insured, more than offsetting strong tariff increases.

  Household net new contracts amounted to +122k.

Commercial lines revenues (43% of total P&C revenues) were stable as the ca. 2.0% average price increase was compensated by lower volumes mainly from continued selective underwriting.

- **Commercial Motor revenues** (8% of total P&C revenues) were down 0.4% as increases in the UK (+21%) and in Germany (+6%) were more that offset by Mexico (-15%) and the Gulf region (-49%) due to the cancellation of an unprofitable large fleet contract.
- **Commercial Non-Motor revenues** (35% of total P&C revenues) were up 0.1% mainly driven by the Gulf Region (+31%) with a strong new business in Health, and France (+2%) following strong tariff increase, partly offset by Germany (-3%) mainly driven by Liability and Property.

Asset Management

- **Asset Management revenues** were up 1% to Euro 827 million, with higher reported average assets under management, which increased from Euro 846 billion during 1Q10 to Euro 861 billion during 1Q11.
- **Assets Under Management** were down Euro 26 billion versus Dec 31, 2010 to Euro 852 billion, mainly as a result of:
  - Net inflows: Euro -13 billion (vs. ca Euro -23 billion in 4Q10) primarily driven by outflows at AllianceBernstein mainly coming from the institutional clients segment. AXA Investment Managers outflows of Euro -2 billion were due to AXA Rosenberg products (Euro -2 billion), the voluntary exit from unprofitable Group retirement savings schemes (Euro -2 billion) and Money Market products (Euro -1 billion), partly compensated by net inflows in other expertises, mainly Fixed Income (Euro +2 billion) and AXA Framlington (Euro +1 billion).
  - Market impact: Euro +13 billion due to equity market recovery.
  - Forex impact: Euro -26 billion as a result of the depreciation of the USD versus the Euro.

Assets Under Management Roll-forward

In Euro billion	Alliance Bernstein	AXA IM	Total
AUM at December 31, 2010	**362**	**516**	**878**
Net inflows	-11	-2	-13
Market impact	+10	+3	+13
Scope & other impacts		+0	+0
Forex impact	-20	-6	-26
AUM at March 31, 2011	**342**	**511**	**852**
Average AUM over the period (12/31/10 - 03/31/11)	**358**	**504**	**861**
Change of average AUM 1Q11 vs. 1Q10			
On a reported basis	+1%	+2%	+2%
On a comparable basis	-0%	+0%	-0%

International Insurance

International Insurance revenues were down 1% to Euro 1,209 million.

International Insurance IFRS revenues

In Euro million	1Q10	1Q11	Change on a reported basis	Change on a comparable basis
AXA Corporate Solutions Assurance	933	932	-0.0%	-0.3%
AXA Assistance	204	207	+1.5%	-0.8%
Other International activities	76	70	-7.5%	-7.8%
Total International Insurance	**1,212**	**1,209**	**-0.2%**	**-0.5%**

Notes

1 Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share

2 New Business Value is Group Share

3 Continental Europe is France, Germany, Belgium, Switzerland, Italy, Spain, Portugal and Greece

4 Life & Savings high growth markets are: Hong-Kong, Central & Eastern Europe (Poland, Czech Republic, Slovakia and Hungary), South-East Asia (Singapore, Indonesia, Philippine and Thailand), China, India, Morocco, Mexico and Turkey

Property & Casualty high growth markets are: Morocco, Mexico, Turkey, Gulf, Hong-Kong, Singapore, Malaysia, Russia, Ukraine and Poland (exc. Direct)

Direct markets are: AXA Global Direct (France, Belgium, Spain, Portugal, Italy, Poland, Korea and Japan) and UK Direct operations

About AXA

AXA Group is a worldwide leader in insurance and asset management, with 214,000 employees serving 95 million clients. In 2010, IFRS revenues amounted to Euro 91 billion and IFRS underlying earnings to Euro 3.9 billion.
AXA had Euro 1,104 billion in assets under management as of December 31, 2010.
The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISN FR 0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA's American Depository Shares are also quoted on the OTC QX platform under the ticker symbol AXAHY.
The Group is included in the main international SRI indexes, such as Dow Jones Sustainability Index (DJSI) and FTSE4GOOD.

This press release is available on the AXA Group website
www.axa.com

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IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Please refer to the section "Cautionary statements" in page 2 of AXA's Document de Référence for the year ended December 31, 2010, for a description of certain important factors, risks and uncertainties that may affect AXA's business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

AXA Group IFRS revenues – contributions & growth by segment and country/region

In Euro million	1Q10	1Q11	IFRS revenues change	
	IFRS	IFRS	Reported	Comp. basis
United States	2,229	2,478	+11.2%	+9.9%
France	3,824	3,665	-4.2%	-3.7%
NORCEE	5,527	6,125	+10.8%	+2.8%
of which Germany	*1,696*	*1,656*	*-2.3%*	*-2.3%*
of which Switzerland	*2,956*	*3,648*	*+23.4%*	*+8.6%*
of which Belgium	*731*	*655*	*-10.5%*	*-10.5%*
of which Central & Eastern Europe	*119*	*137*	*+14.9%*	*+10.7%*
United Kingdom	682	159	-76.7%	+18.6%
Asia Pacific	1,888	2,187	+15.8%	+1.7%
of which Japan	*1,159*	*1,413*	*+21.9%*	*+3.0%*
of which Australia/New-Zealand	*365*	*352*	*-3.6%*	*-14.6%*
of which Hong Kong	*314*	*354*	*+13.0%*	*+20.0%*
of which South East Asia	*51*	*68*	*+33.6%*	*+23.9%*
MedLA	2,355	1,272	-46.0%	-46.2%
of which Spain	220	182	*-17.4%*	*-17.4%*
of which Italy	1,980	934	*-52.8%*	*-52.8%*
of which other	155	156	*+0.6%*	*-2.2%*
Canada	34	32	-5.0%	-11.0%
Life & Savings	**16,540**	**15,918**	**-3.8%**	**-4.9%**
of which Mature markets	15,969	15,270	-4.4%	-5.6%
of which high growth markets	572	648	+13.4%	+1.9%
NORCEE	4,065	4,412	+8.5%	+2.4%
of which Germany	*1,584*	*1,659*	*+4.7%*	*+3.5%*
of which Belgium	*617*	*636*	*+3.1%*	*+3.1%*
of which Switzerland	*1,808*	*2,061*	*+14.0%*	*+0.3%*
France	1,808	1,842	+1.9%	+1.9%
MedLA	1,681	1,712	+1.8%	+1.1%
of which Spain	*627*	*597*	-4.8%	-4.8%
of which Italy	*340*	*347*	+2.0%	+2.0%
of which other	*714*	*769*	+7.6%	+5.9%
United Kingdom & Ireland	862	916	+6.4%	+2.9%
Canada	281	324	+15.6%	+8.2%
Asia	92	114	+23.8%	-8.4%
Direct	455	517	+13.6%	+9.9%
Property & Casualty	**9,243**	**9,838**	**+6.4%**	**+2.3%**
AXA Corporate Solutions Assurance	933	932	-0.0%	-0.3%
Others	279	277	-0.9%	-2.7%
International Insurance	**1,212**	**1,209**	**-0.2%**	**-0.6%**
AllianceBernstein	507	528	+4.2%	+3.0%
AXA Investment Managers	302	299	-1.1%	-2.8%
Asset Management	**809**	**827**	**+2.2%**	**+0.9%**
Banking & Holding	**105**	**130**	**+23.5%**	**+22.8%**
Total	**27,910**	**27,923**	**+0.0%**	**-2.0%**

APPENDIX 2: Life & Savings – Breakdown of APE by business and country

Breakdown of APE – 12 main countries, regions and modelled businesses

in Euro million	1Q11 APE				% Unit-Linked in APE		% G/A Protection & Health in APE	
	G/A Protection & Health	G/A Savings	Unit-Linked	Mutual Funds & Other	1Q10	1Q11	1Q10	1Q11
France	126	151	52	0	12%	16%	38%	38%
United States	39	16	108	82	44%	44%	14%	16%
United Kingdom	8	0	86	44	82%	63%	5%	6%
Japan	83	0	25	0	19%	23%	81%	77%
Germany	96	28	28	9	27%	17%	49%	60%
Switzerland	194	3	7	0	6%	3%	94%	95%
Belgium	5	39	5	0	8%	10%	10%	11%
MedLA	22	51	36	2	14%	33%	17%	20%
Australia/New-Zealand	5	1	7	35	10%	14%	7%	11%
Hong Kong	20	1	20	5	45%	43%	51%	45%
Central & Eastern Europe	4	3	56	5	67%	82%	5%	6%
South East Asia, China & India	23	0	25	0	52%	52%	48%	48%
Total	**626**	**293**	**455**	**182**	**29%**	**29%**	**33%**	**40%**

APPENDIX 3: Life & Savings – Net inflows by country/region

Net Inflows by country/region		
Euro billion	1Q10	1Q11
France	+0.8	+0.5
NORCEE[a]	+2.4	+2.7
United States	-0.2	-0.3
United Kingdom	-0.5	+0.2
Asia Pacific[b]	+0.2	+0.5
MedLA[c]	+1.3	-0.2
Total L&S Net Inflows	**+4.0**	**+3.5**
Of which mature markets	+3.6	+3.0
Of which high growth markets	+0.4	+0.5

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central & Eastern Europe and Luxembourg

(b) Asia Pacific: Australia, New Zealand, Hong Kong, Japan and South East Asia, China & India

(c) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Greece and Morocco.

APPENDIX 4: AXA Group IFRS Revenues in local currency – Discrete quarters

(In million local currency except Japan in billion)	1Q10	2Q10	3Q10	4Q10	1Q11
Life & Savings					
United States	3,084	3,174	3,138	3,249	3,390
France	3,824	3,502	3,500	3,799	3,665
NORCEE					
of which Germany	*1,696*	*1,786*	*1,628*	*1,757*	*1,656*
of which Switzerland	*4,325*	*899*	*868*	*978*	*4,697*
of which Belgium	*731*	*605*	*549*	*618*	*655*
of which Central & Eastern Europe	*119*	*118*	*123*	*151*	*137*
United Kingdom	605	612	417	123	136
Asia Pacific					
of which Japan	*154*	*210*	*154*	*158*	*158*
of which Australia/New-Zealand	*559*	*646*	*544*	*513*	*479*
of which Hong Kong	*3,368*	*3,493*	*3,659*	*3,196*	*3,774*
MedLA	2,355	1,879	1,464	1,245	1,272
Property & Casualty					
NORCEE					
of which Germany	*1,584*	*593*	*692*	*588*	*1,659*
of which Switzerland	*2,645*	*256*	*182*	*154*	*2,653*
of which Belgium	*634*	*504*	*479*	*482*	*654*
France	1,902	1,279	1,375	1,293	1,943
MedLA	1,745	1,693	1,469	1,982	1,783
United Kingdom & Ireland	872	978	902	821	916
Asia	243	258	279	236	276
Canada	404	560	528	478	438
International Insurance					
AXA Corporate Solutions Assurance	933	338	326	334	932
Other International activities	279	212	208	217	277
Asset Management					
AllianceBernstein	701	712	685	722	723
AXA Investment Managers	302	303	263	350	299
Banking & Holdings	90	97	87	117	108

APPENDIX 5: 1Q11 Property & Casualty revenues contribution & growth by business line

Property & Casualty revenues – contribution & growth by business line

in %	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor	
	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis
France	25%	0%	27%	4%	9%	0%	40%	2%
United Kingdom (a)	16%	13%	38%	-4%	8%	21%	40%	2%
NORCEE	38%	5%	14%	7%	7%	5%	39%	-1%
of which Germany	*39%*	*8%*	*19%*	*2%*	*7%*	*6%*	*31%*	*-3%*
of which Belgium	*24%*	*0%*	*18%*	*4%*	*14%*	*7%*	*44%*	*1%*
of which Switzerland	*43%*	*1%*	*9%*	*2%*	*5%*	*2%*	*44%*	*-1%*
MedLA	41%	5%	22%	3%	9%	-17%	28%	2%
of which Spain	*39%*	*-9%*	*29%*	*1%*	*7%*	*-13%*	*26%*	*-2%*
of which Italy	*61%*	*6%*	*29%*	*-1%*	*0%*	*-113%*	*10%*	*-9%*
of which other (b)	*32%*	*20%*	*14%*	*13%*	*15%*	*-18%*	*39%*	*6%*
Canada	38%	12%	19%	11%	8%	13%	40%	3%
Asia	34%	-1%	11%	6%	11%	-21%	51%	-16%
Direct	90%	8%	10%	-2%	-	-	-	-
Total	**37%**	**+5%**	**20%**	**+3%**	**8%**	**-0%**	**35%**	**+0%**

(a) Including Ireland.
(b) Portugal, Greece, Turkey, Mexico, Gulf and Morocco.

APPENDIX 6: 1Q11 Property & Casualty price increase

Property & Casualty price increases by country and business line

In %	Personal	Commercial	Total
France	+4.0%	+6.0%	+5.0%
Germany	+1.5%	+0.5%	+1.0%
United Kingdom & Ireland	+10.4%	+2.2%	+6.8%
Switzerland	-0.8%	-0.5%	-0.7%
Belgium	+3.9%	+0.8%	+2.1%
Canada	+5.6%	+1.8%	+4.0%
MedLA	+3.4%	+2.2%	+2.9%
Direct	+9.7%	-	+9.7%
Total	**+3.7%**	**+2.0%**	**+3.0%**

APPENDIX 7: Life & Savings New Business Volume (APE), Value (NBV) and NBV to APE margin

in Euro million	1Q10 APE	1Q11 APE	Change on a comparable basis	1Q10 NBV	1Q11 NBV	Change on a comparable basis	1Q11 NBV/APE margin	Change on a comparable basis
United States	231	245	+4.9%	29	26	-9.2%	10.8%	-1.7 pts
France	346	329	-4.0%	38	41	+10.3%	12.6%	+1.6 pts
United Kingdom	161	138	-17.5%	8	10	+14.2%	6.9%	+1.9 pts
NORCEE	**382**	**483**	**+19.5%**	**100**	**154**	**+37.5%**	**32.0%**	**+5.3 pts**
Germany	136	161	+19.1%	29	41	+38.6%	25.3%	+3.6 pts
Switzerland	128	204	+40.4%	55	96	+53.4%	46.8%	+4.0 pts
Belgium	68	49	-28.2%	4	1	-71.0%	2.6%	-3.8 pts
Central & Eastern Europe	51	69	-2.9%	11	17	+9.1%	24.5%	+2.7 pts
ASIA PACIFIC	**231**	**250**	**-2.7%**	**114**	**146**	**+14.2%**	**58.3%**	**+8.8 pts**
Japan	91	108	-0.7%	67	82	+2.2%	75.7%	+2.2 pts
Australia/New-Zealand	69	49	-36.4%	9	10	+2.8%	20.4%	+7.8 pts
Hong Kong	33	45	+35.6%	22	32	+46.4%	71.2%	+5.3 pts
South East Asia, China & India	38	48	+17.1%	16	22	+26.3%	45.8%	+3.3 pts
MedLA	**171**	**112**	**-35.1%**	**22**	**24**	**+7.0%**	**21.1%**	+8.3 pts
Spain	22	23	+4.9%	2	3	+47.8%	14.8%	+4.3 pts
Italy	121	67	-44.5%	15	16	+1.9%	23.2%	+10.6 pts
other	28	21	-26.2%	4	4	+2.9%	21.2%	+6.1 pts
TOTAL	**1,522**	**1,556**	**-2.7%**	**311**	**401**	**+18.8%**	**25.8%**	**+4.5 pts**
Of which mature markets	1,381	1,384	-3.6%	260	328	+16.5%	23.7%	+3.9 pts
Of which high growth markets	141	173	+4.8%	51	73	+29.2%	42.2%	+8.0 pts

APPENDIX 8: 1Q11 Main Press Releases

- 02/17/2011 - Full Year 2010 Earnings - Proposed dividend per share up 25%
- 03/11/2011 - AXA's sale of 15.6% stake in Taikang Life; main regulatory hurdle cleared
- 03/23/2011 - AXA to close AXA APH transaction on April 1, 2011 / New management structure in Asia
- 03/28/2011 - AXA organizes the Global Forum for Longevity
- 04/01/2011 - AXA has completed the AXA APH transaction
- 04/27/2011 - AXA Shareholders' Meeting convened today. AXA publishes its 2010 Activity and Corporate Responsibility Report

Please refer to the following web site address for further details:
http://www.axa.com/en/press/pr/

APPENDIX 9: 1Q11 operations on AXA's shareholders' equity and debt

Shareholders' Equity

No significant operations

Debt

No significant operations

APPENDIX 10: Next main investor events

- 06/01/2011 Investor Day
- 08/04/2011 Half-Year 2011 Earnings